     As filed with the Securities and Exchange Commission on June 11, 1999
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  ___________

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ___________

                                 VISTANA, INC.
             (Exact name of registrant as specified in its charter)

                    Florida                              59-3415620
          (State or other jurisdiction of             (I.R.S. Employer
          incorporation or organization)             Identification No.)

                           8801 Vistana Center Drive
                            Orlando, Florida  32821
                                (407) 239-3000

  (Address, including zip code and telephone number, including area code, of registrant's executive offices)

                            RAYMOND L. GELLEIN, JR.
                             Chairman of the Board
                                 Vistana, Inc.
                           8801 Vistana Centre Drive
                            Orlando, Florida  32821
                                (407) 239-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 With copy to:

                            ROSS D. EMMERMAN, ESQ.
                           Neal, Gerber & Eisenberg
                            2 North LaSalle Street
                            Chicago, Illinois 60602
                                (312) 269-8000
                                  ___________
       Approximate date of commencement of proposed sale to the public:
     From time to time after the Registration Statement becomes effective.

                                  ___________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                  ___________
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                        Amount to       Proposed Maximum     Proposed Maximum       Amount of
     Title of Each Class of          be Registered(1)    Offering Price          Aggregate       Registration Fee
    Securities to be Registered                           per Share(2)       Offering Price(2)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.....        622,500               $14.75           $9,181,875               $2,553
-----------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this registration statement also covers such indeterminate number of shares of Vistana, Inc. common stock as may be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this registration statement.

(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on June 8, 1999.

                                  ___________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. The selling shareholders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            ______________________


                   SUBJECT TO COMPLETION, DATED JUNE 11, 1999


PROSPECTUS
----------

                                622,500 Shares

                                 VISTANA, INC.
                                 Common Stock


     The selling shareholders identified in this prospectus may offer for sale up to 622,500 shares of Vistana, Inc. common stock which may be acquired by them upon the exercise of options granted to them by certain of Vistana's principal shareholders. The shares issued to the selling shareholders upon exercise of such options will be "restricted securities" within the meaning of the Securities Act of 1933. Consequently, this prospectus has been prepared pursuant to the terms of an existing agreement for the purpose of registering the shares under the Securities Act to enable the selling shareholders to make future sales without restriction. The proceeds from any sale will be received by the selling shareholders; no proceeds will be received by Vistana. Each of the selling shareholders may determine at a later date the actual terms of an offering of the stock, and, if required, a supplement to this prospectus will state whether any of the selling shareholders will offer shares directly in negotiated transactions or otherwise. If a prospectus supplement is required, it also will state whether the shares will be offered at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at prices otherwise negotiated.

     Vistana's common stock is traded on the Nasdaq National Market System under the symbol "VSTN." On June 8, 1999, the closing sale price of Vistana common stock on the Nasdaq was $14.75 per share.

     Vistana's principal executive offices are located at 8801 Vistana Centre Drive, Orlando, Florida 32821 and its telephone number at that address is (407) 239-3000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            _______________________

                 The date of this prospectus is June __, 1999.

               -------------------------------------------------
               -------------------------------------------------


     YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NEITHER VISTANA NOR ANY OF THE SELLING SHAREHOLDERS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. NEITHER VISTANA NOR ANY OF THE SELLING SHAREHOLDERS IS MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                               -----------------

                               TABLE OF CONTENTS

WHERE TO FIND MORE INFORMATION............................................ 3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................... 3

THE COMPANY............................................................... 5

USE OF PROCEEDS........................................................... 6

SELLING SHAREHOLDERS...................................................... 6

PLAN OF DISTRIBUTION...................................................... 8

LEGAL MATTERS............................................................. 9

EXPERTS................................................................... 9

                         WHERE TO FIND MORE INFORMATION


     Vistana, Inc. ("Vistana" or the "Company") has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, relating to the shares of common stock to be sold or otherwise transferred by the selling shareholders identified herein. This prospectus is a part of the Registration Statement, but the Registration Statement also contains additional information and exhibits not included herein.

     Vistana is subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, Vistana files annual, quarterly and current reports with the Commission. You can read and copy the Registration Statement and the other statements and reports that Vistana files with the Commission at the Commission's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Vistana's filings with the Commission are also available from the Commission's web site at http://www.sec.gov. Please call the Commission's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission's public reference rooms. Vistana's common stock is listed on the Nasdaq National Market and Vistana's reports can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20549.



                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows Vistana to "incorporate by reference" information filed with it, which means that Vistana can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be a part of this prospectus. In addition, information Vistana files with the Commission in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. Vistana incorporates by reference the documents listed below and any future filings made with the Commission under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock described in this prospectus are sold:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          2. Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1999;

          3. The portions of Vistana's Proxy Statement for its 1999 Annual Meeting of Shareholders that have been incorporated by reference into Vistana's Form 10-K;

          4. The portions of Vistana's Annual Report to Shareholders for the year ended December 31, 1998 that have been incorporated by reference into Vistana's Form 10-K; and

          5. The description of Vistana's common stock which is contained in the Registration Statement on Form 8-A filed by Vistana with the Commission on February 24, 1997, pursuant to Section 12 of the Securities Exchange Act of 1934.

     You may request a copy of these filings at no cost, by writing Vistana at 8801 Vistana Center Drive, Orlando, Florida 32821, Attention: Director of Investor Relations, or telephoning Vistana at (407) 239-3000.

                                  THE COMPANY

     Founded in 1980, the Company is a leading developer and operator of high quality timeshare resorts in the United States. The Company's principal operations consist of acquiring, developing and operating vacation ownership resorts, marketing and selling vacation ownership interests ("VOI's") in its resorts (which typically entitle the buyer to ownership of a fully-furnished unit for a one-week period on either an annual or an alternate-year basis), and providing financing to customers who purchase VOI's at its resorts. The Company also furnishes management, operations, maintenance, and telecommunications services at its resorts and provides limited telecommunications contracting services to other customers.

     At March 31, 1999, the Company operated ten vacation ownership resorts, with six in active sales. Four of these resorts are in Florida (Vistana Resort in Orlando, Hampton Vacation Resort-Oak Plantation in Kissimmee, Vistana's Beach Club on Hutchinson Island, and Vistana Resort at World Golf Village in St. Augustine), three in Colorado (Eagle Point in Vail and Falcon Point and Lakeside Terrace in Avon), one in South Carolina (Embassy Vacation Resort at Myrtle Beach) and two in Arizona (Villas of Cave Creek located north of Scottsdale and Embassy Vacation Resort at Scottsdale). Available inventory at four of these ten resorts (Vistana's Beach Club, Eagle Point, Falcon Point and Villas of Cave Creek) is primarily limited to VOI's that the Company has reacquired in connection with owner upgrades and defaults under customer mortgages. In addition, the Company acts as exclusive sales and marketing agent for The Christie Lodge, a large vacation ownership resort in Avon, Colorado. The Company is also planning three new resorts: PGA Vacation Resort by Vistana at PGA Village in Port St. Lucie, Florida; Harborside at Atlantis on Paradise Island in The Bahamas (which will be developed in a joint venture with a subsidiary of Sun International Hotels Limited); and a large successor property to the Company's flagship Vistana Resort in Orlando.

     During its 18-year history, the Company has sold in excess of $870 million of VOI's and has developed an ownership base of over 80,000 VOI owners residing in more than 100 countries. The Company was the first to open a vacation ownership resort in the Orlando, Florida market, which has become one of the largest vacation ownership resort markets in the world in terms of VOI's sold.

     Since completing its initial public offering in March 1997, the Company has been using four business strategies to achieve growth: (i) continuing sales of VOI's at the Company's existing resorts; (ii) developing and selling additional vacation ownership resorts; (iii) pursuing selected acquisitions; and (iv) improving margins, principally by reducing the cost of the Company's financing. There is no assurance that these strategies will be successful during future periods.

          The Company's ability to develop and sell additional vacation ownership resorts will depend on a number of factors, including (i) the availability of attractive resort development opportunities; (ii) the Company's ability to acquire unimproved or improved real estate for such opportunities on economically feasible terms; (iii) the Company's ability to obtain the capital necessary to finance the acquisition, construction, development, conversion and expansion of vacation ownership resorts, as well as to cover any necessary sales, marketing and resort operation expenditures; (iv) the Company's ability to market and sell VOI's at newly-developed vacation ownership resorts in accordance with budgeted parameters; and (v) the Company's ability to manage newly-developed vacation ownership resorts cost-effectively and in a manner which results in significant customer satisfaction. There can be no assurance that the Company will be successful with respect to any or all of these factors.

                                USE OF PROCEEDS

     Vistana will not receive any proceeds from the offering described in this prospectus.


                              SELLING SHAREHOLDERS

     The following table sets forth (i) the name of the selling shareholders,
(ii) the number of shares of Vistana common stock currently beneficially owned by the selling shareholders and (iii) the number of shares of Vistana common stock which will be beneficially owned by the selling shareholders after the offering described in this prospectus, assuming the sale of all Vistana common stock included in this prospectus:

                               Beneficial        Shares       Beneficial
                                Ownership        to Be         Ownership
   Selling Shareholders     Prior to Offering  Offered(1)  After Offering(1)
   --------------------     -----------------  ----------  -----------------
Matthew E. Avril(2)               490,000        200,000         290,000
Carol A. Lytle(3)                 520,000        200,000         320,000
Susan Werth(4)                    135,500         62,500          73,000
Barbara Hollkamp(5)               100,000         50,000          50,000
William L. McLaughlin(6)          160,500         60,000         100,500
Alain J.A. Grange(7)              166,667         50,000         116,667


______________

(1) The exact number of shares to be sold by a selling shareholder at any time or from time to time cannot currently be determined.

(2) Mr. Avril was the Executive Vice President and Chief Operating Officer of Vistana until December 31, 1998, at which date he resigned and became a consultant to Vistana. Represents 400,000 shares of Vistana common stock which may be acquired by Mr. Avril upon the exercise of options granted by certain of Vistana's principal shareholders and 90,000 shares of Vistana common stock which may be acquired by Mr. Avril within 60 days after the date of this prospectus upon the exercise of options granted by Vistana under the Vistana Stock Plan.

(3) Ms. Lytle is a Senior Vice President of Vistana and President and Co-Chief Executive Officer of a Vistana subsidiary. Represents 400,000 shares of Vistana common stock which may be acquired by Ms. Lytle upon the exercise of options granted by certain of Vistana's principal shareholders and 120,000 shares of Vistana common stock which may be acquired by Ms. Lytle within 60 days after the date of this prospectus upon the exercise of options granted by Vistana under the Vistana Stock Plan. Excludes options to acquire 60,000 shares of Vistana common stock granted by Vistana under the Vistana Stock Plan which are not exercisable within 60 days after the date of this prospectus.

(4) Ms. Werth is the Senior Vice President, General Counsel and Secretary of Vistana. Represents 500 shares of Vistana common stock owned by Ms. Werth, 85,000 shares of Vistana common stock which may be acquired by Ms. Werth upon the exercise of options granted by certain of Vistana's principal shareholders and 50,000 shares of Vistana common stock which may be acquired by Ms. Werth within 60 days after the date of this prospectus upon the exercise of options granted by

     Vistana under the Vistana Stock Plan. Excludes (i) an aggregate of 40,000 shares of Vistana common stock which may be aquired upon the exercise of options granted by certain of Vistana's principal shareholders held by various trusts, of which Ms. Werth is not trustee, for the benefit of Ms. Werth's children, (ii) options to acquire 25,000 shares of Vistana common stock granted by Vistana under the Vistana Stock Plan which are not exercisable within 60 days after the date of this prospectus and (iii) 1,000 shares of Vistana common stock owned by Ms. Werth's husband for which she disclaims beneficial ownership.

(5) Represents 100,000 shares of Vistana common stock which may be acquired by Ms. Hollkamp upon the exercise of options granted by certain of Vistana's principal shareholders.

(6) Mr. McLaughlin is President and Co-Chief Executive Officer of a Vistana subsidiary. Represents 3,000 shares of Vistana common stock owned by Mr. McLaughlin, 120,000 shares of Vistana common stock which may be acquired by Mr. McLaughlin upon the exercise of options granted by certain of Vistana's principal shareholders and 37,500 shares of Vistana common stock which may be acquired by Mr. McLaughlin within 60 days after the date of this prospectus upon the exercise of options granted by Vistana under the Vistana Stock Plan. Excludes options to acquire 37,500 shares of Vistana common stock granted by Vistana under the Vistana Stock Plan and 20,000 shares of Vistana common stock which may be acquired by Mr. McLaughlin upon exercise of options granted by certain of Vistana's principal shareholders which are not exercisable within 60 days after the date of this prospectus.

(7) Mr. Grange is President and Chief Executive Officer of a Vistana subsidiary. Represents 100,000 shares of Vistana common stock which may be acquired by Mr. Grange upon the exercise of options granted by certain of Vistana's principal shareholders and 66,667 shares of Vistana common stock which may be acquired by Mr. Grange within 60 days after the date of this prospectus upon the exercise of options granted by Vistana under the Vistana Stock Plan. Excludes options to acquire 33,333 shares of Vistana common stock granted by Vistana under the Vistana Stock Plan and 40,000 shares of Vistana common stock which may be acquired by Mr. Grange upon exercise of options granted by certain of Vistana's principal shareholders which are not exercisable within 60 days after the date of this prospectus.

                             PLAN OF DISTRIBUTION

     Vistana is registering these shares of Vistana common stock on behalf of the selling shareholders. The Vistana common stock covered by this prospectus may be offered and sold by the selling shareholders, or by purchasers, transferees, donees, pledgees or other successors in interest, directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by a selling shareholder or by a purchaser of these shares on whose behalf such broker-dealer may act as agent. Sales and transfers of these shares may be effected from time to time in one or more transactions, in private or public transactions, on the Nasdaq, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means. Any or all of these shares may be sold from time to time by means of:

          (a) a block trade, in which a broker or dealer attempts to sell these shares as agent but may position and resell a portion of these shares as principal to facilitate the transaction;

          (b) purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this prospectus;

          (c) ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers;

          (d) the writing (sale) of put or call options on these shares;

          (e) the pledging of shares as collateral to secure loans, credit or other financing arrangements and, upon any subsequent foreclosure, the disposition of shares by the lender thereunder; and

          (f) any other legally available means.

     To the extent required with respect to a particular offer or sale of these shares, a prospectus supplement will be filed and will accompany this prospectus, to disclose (a) the number of shares to be sold, (b) the purchase price, (c) the name of any broker, dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses, and (d) any other relevant information.

     The selling shareholders may transfer these shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, a prospectus supplement would be required to be filed to identify the recipient as a selling shareholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

     In connection with distributions of these shares or otherwise, the selling shareholders may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with such transactions, brokers, dealers or other financial institutions may engage in short sales of Vistana common stock in the course of hedging the positions they assume with selling shareholders. To the extent permitted by applicable law, the selling shareholders also may sell these shares short and redeliver the shares to close out such short positions.

     The selling shareholders and any broker-dealers who participate in the distribution of the shares may be deemed to be "underwriters" under the Securities Act of 1933 and any discounts, commissions or similar selling expenses they receive and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. As a result, Vistana has informed the selling shareholders that Regulation M of the Securities Exchange Act of 1934 may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of these shares against certain liabilities, including liabilities arising under the Securities Act of 1933. The aggregate net proceeds to the selling shareholders from the sale of these shares will be the purchase price of the shares less any discounts, concessions or commissions.

     Each of the selling shareholders is acting independently of Vistana in making decisions with respect to the timing, price, manner and size of each sale. No broker, dealer or agent has been engaged by Vistana in connection with the distribution of these shares. There is no assurance, therefore, that the selling shareholders will sell any or all of the shares. In connection with the offer and sale of the shares, Vistana has agreed to make available to the selling shareholders copies of this prospectus and any applicable prospectus supplement and has informed the selling shareholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares covered by this prospectus.

     The shares covered by this prospectus may qualify for sale pursuant to
Section 4(1) of the Securities Act of 1933 or Rule 144 promulgated thereunder, and may be sold pursuant to such provisions rather than pursuant to this prospectus.

     Vistana has agreed to pay all of the expenses incident to the registration of the shares, other than discounts and selling concessions or commissions, if any. Pursuant to the agreement executed in February 1997 in connection with Vistana's initial public offering, (a) Vistana and the selling shareholders have agreed to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933, and (b) Vistana has agreed to keep the registration statement effective for one year or, if earlier, until such time as the shares are sold. Vistana intends to de-register any of the shares not sold by the selling shareholders at the end of such period.


                                 LEGAL MATTERS

     Neal, Gerber & Eisenberg, who is one of Vistana's law firms, will issue an opinion about the legality of the securities offered hereby for Vistana.


                                    EXPERTS

     The consolidated financial statements of Vistana, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions.

     SEC registration fee..............................          $ 2,553
     Blue sky fees and expenses........................              250*
     Legal fees and expenses...........................            5,000*
     Accounting fees and expenses......................            4,000*
     Miscellaneous.....................................              197*
                                                                 --------
          Total........................................          $12,000*

________________
* Estimated

     The Company will bear all of the foregoing expenses.

Item 15.  Indemnification of Directors and Officers.

     Under Florida law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person's service as a director or officer of the corporation, or such person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against liability incurred in connection with such action; provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such persons' conduct was unlawful. Although Florida law permits a corporation to indemnify any person referred to above against expenses (including attorney fees) that are actually and reasonably incurred by such person ("Expenses"), and amounts paid in settlement that are actually and reasonably incurred by such person, in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the shareholders. The Florida Business Corporation Act also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the Florida Business Corporation Act provides for the general authorization of advancement of a director's or officer's litigation expenses, subject to an undertaking by such person to repay any such advancements if such person is ultimately found not to have been entitled to reimbursement for such expenses and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement or otherwise.

     The Company's Articles of Incorporation and Amended and Restated By-Laws provide that the Company shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Florida law.

     The Company has also entered into agreements to indemnify its directors and certain of its officers, in addition to the indemnification provided for in the Company's Articles of Incorporation and By-Laws. These agreements provide, among other things, that, subject to certain limitations imposed by the Florida Business Corporation Act pertaining to unlawful or improper conduct by any such indemnified person, the Company will indemnify its directors and officers for all direct and indirect expenses and costs (including, without limitation, all reasonable attorneys' fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by such persons for which they are not otherwise compensated by the Company or any third person) and liabilities of any type whatsoever (including, but not limited to, judgments, fines and settlement fees) actually and reasonably incurred by such person in connection with either the investigation, defense, settlement or appeal of any threatened, pending, or completed action, suit or other proceeding, arising out of such persons' services as a director, employee or other agent of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain talented and experienced directors and officers.

     The Company has purchased liability insurance for the benefit of its directors and officers.

     Under the terms of a Registration Rights Agreement, each of the selling shareholders has agreed to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933 against certain liabilities. The Company has also agreed to indemnify each of the selling shareholders against certain liabilities which may be incurred in connection with the offering of securities made by the prospectus forming a part of the Registration Statement, including liability under the Securities Act of 1933.

Item 16.  Exhibits.


            5.1  Opinion of Neal, Gerber & Eisenberg.
           23.1  Consent of KPMG LLP.
           23.2  Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
           24.1 Powers of Attorney of certain officers and directors of the Company (included on signature page).

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 9, 1999.

                              VISTANA, INC.
                                  (Registrant)

                              By:  /s/ Raymond L. Gellein, Jr.
                                 -----------------------------
                                         Raymond L. Gellein, Jr.
                                         Chairman of the Board and Co-Chief
                                         Executive Officer

     We, the undersigned officers and directors of Vistana, Inc., hereby severally constitute Raymond L. Gellein, Jr., Jeffrey A. Adler, Charles E. Harris, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and behalf in such capacities to enable Vistana, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on June 9, 1999, by the following persons in the capacities indicated:

          Signature                      Title
          ---------                      -----



     /s/ Raymond L. Gellein, Jr.     Director, Chairman, and Co-Chief Executive
     ---------------------------
     Raymond L. Gellein, Jr.         Officer (Principal Executive Officer)


     /s/ Jeffrey A. Adler            Director, President and Co-Chief Executive
     --------------------
     Jeffrey A. Adler                Officer


     /s/ Charles E. Harris           Director, Vice Chairman of the Board, Chief
     ---------------------
     Charles E. Harris               Financial Officer and Treasurer (Principal
                                     Financial Officer)

     /s/ Mark E. Patten              Vice President and Chief Accounting Officer
     ------------------
     Mark E. Patten                  (Principal Accounting Officer)


     ------------------------
     James G. Brocksmith, Jr.        Director

     /s/ Laurence S. Geller          Director
     ----------------------
     Laurence S. Geller


     /s/ Steven J. Heyer             Director
     -------------------
     Steven J. Heyer

                                 EXHIBIT INDEX



Exhibit
  No.     Description
-------   -----------

5.1       Opinion of Neal, Gerber & Eisenberg
23.1      Consent of KPMG LLP
23.2      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
24.1 Powers of Attorney of certain officers and directors of the Company (included on signature page).